Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into as of April 21, 2017, by and among United Continental Holdings, Inc., a Delaware corporation (the “Company”), United Airlines, Inc., a Delaware corporation (“United”) (the Company and United are hereinafter collectively referred to as the “Employers”), and Oscar Munoz (“Executive”).

WHEREAS, the Employers and Executive entered into an Employment Agreement, dated December 31, 2015, as amended by the Amendment to Employment Agreement, dated as of April 19, 2016 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides that it is the expectation of the Company that Executive shall be appointed Chairman of the Company’s Board of Directors (the “Board”) on the date of the Company’s 2018 annual meeting of stockholders; and

WHEREAS, Executive desires to remove the provisions in the Employment Agreement related to the future appointment of Executive as Chairman of the Board, and to leave future determinations related to the Chairman position to the discretion of the Board, and the Board is willing to agree to such change.

NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Amendments.

(a)         The third sentence of Section 2 of the Employment Agreement is hereby deleted in its entirety.

(b)         Clause (iv) of the definition of “Good Reason” contained in Section 4(e) of the Employment Agreement is hereby deleted in its entirety and clauses (v) and (vi) are renumbered accordingly.

2.              Effective Date.  This Second Amendment is effective as of the date first set forth above.

3.              Governing Law.  This Second Amendment shall be governed by the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

4.              Effect of Amendment.  Except as modified hereby, the Employment Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Employment Agreement, as modified hereby.

5.              Execution in Counterparts.  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures delivered via facsimile or electronic file shall be the same as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

UNITED CONTINENTAL HOLDINGS, INC.

/s/ Brett J. Hart
By: Brett J. Hart
Its: Executive Vice President and General Counsel

UNITED AIRLINES, INC.

/s/ Brett J. Hart
By: Brett J. Hart
Its: Executive Vice President and General Counsel

OSCAR MUNOZ

/s/ Oscar Munoz
By: Oscar Munoz